UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2024

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Introductory Note

As disclosed in the filings with the Securities and Exchange Commission (the “SEC”) made by Mammoth Energy Services, Inc. (“Mammoth” or the “Company”), Cobra Acquisitions LLC (“Cobra”), a wholly-owned subsidiary of Mammoth, and the Puerto Rico Electric Power Authority (“PREPA”) previously entered into two agreements to aid in the restoration and reconstruction of Puerto Rico’s power grid in response to damage caused by Hurricane Maria in 2017. PREPA is currently subject to bankruptcy proceedings, which were filed in July 2017 and are currently pending in the United States District Court for the District of Puerto Rico (the “Title III Court”). As a result, PREPA’s ability to meet its payment obligations under the above-referenced agreements is largely dependent upon funding from the Federal Emergency Management Agency (“FEMA”) or other sources. Since September 30, 2019, Mammoth has been pursuing litigation in the Title III Court and other dispute resolution efforts seeking recovery of the amounts owed to Cobra by PREPA for restoration services in Puerto Rico, which proceedings are discussed in more detail in Mammoth’s filings with the SEC. As of June 30, 2024, Cobra had remaining receivables due from PREPA totaling approximately $359.1 million in relation to these agreements. PREPA is currently holding approximately $18.4 million in funds (the “Withheld FEMA Funds”) received from FEMA and considers payable to Cobra but for purported garnishments in this amount asserted by three Puerto Rican municipalities (the “Specified Municipalities”) for certain municipal tax claims discussed in Mammoth’s filings with the SEC (the “Specified Municipal Tax Claims”) and for which Cobra disputes any valid garnishment.

Settlement Agreement

On July 22, 2024, Cobra entered into a release and settlement agreement with PREPA and the Financial Oversight and Management Board for Puerto Rico, in its capacity as Title III representative for PREPA (“FOMB”), to settle all outstanding matters between Cobra and PREPA (the “Settlement Agreement”).

Under the terms of the Settlement Agreement, Cobra will have an allowed administrative expense claim against PREPA of $170.0 million (plus the $18.4 million in the Withheld FEMA Funds). Cobra’s allowed claim will be paid through three installments: (i) $150.0 million on the later of (A) ten business days following approval of the Settlement Agreement by the Title III Court and (B) August 31, 2024; (ii) $20.0 million within seven days following the effective date of PREPA’s plan of adjustment; and (iii) $18.4 million in the Withheld FEMA Funds within either (A) ten business days after the deadline for appealing the entry of the settlement order by the Title III Court under the applicable bankruptcy rules of procedure if no such appeal is filed, or (B) if the provisions of the settlement order allowing PREPA to release the Withheld FEMA Funds to Cobra without retaining any liability to the Specified Municipalities are appealed by the Specified Municipalities, within ten business days of the filing of the notice of such appeal. In exchange for the settlement payments and conditioned upon the effectiveness and full implementation of the Settlement Agreement, Cobra has agreed to release and waive any further claim against PREPA under its two agreements with PREPA. Further, if PREPA pays the Withheld FEMA Funds to Cobra following the notice of appeal described above, Cobra agreed to indemnify and hold PREPA harmless, as well as to provide PREPA with an indemnity letter of credit, solely for any payment(s) PREPA is subsequently required to make pursuant to the Specified Municipalities on account of the Specified Municipal Tax Claims if such order is entered as a result of (i) any reversal on appeal of the settlement order with respect to the FEMA Withheld Funds and/or (ii) the Puerto Rico Court of First Instance or other court of competent jurisdiction enters such order after a diligent challenge by PREPA (including through enforcement of the order approving Settlement Agreement if in effect). Any such indemnity obligation will in no event exceed the amount of the Withheld FEMA Funds paid to and received by Cobra. Pursuant to the Settlement Agreement, the FOMB will file a motion seeking an order from the Title III Court to approve the Settlement Agreement with the intention that such motion be heard at either a non-omnibus hearing to be held in August of 2024 or at the next omnibus hearing to be held on September 18, 2024. Additional terms and conditions relating to the Settlement Agreement are set forth in the motion and exhibits to be filed with the Title III Court.

The Settlement Agreement was approved by the Company’s Board of Directors on July 22, 2024, and was also approved by the PREPA Board and by the FOMB. The Settlement Agreement remains subject to approval by the Title III Court, which is expected to hear the motion relating to the Settlement Agreement at either a non-omnibus hearing to be held in August of 2024 or at the next omnibus hearing to be held on September 18, 2024. We cannot provide any assurances that the court approval will be obtained on the indicated time frame or at all.

As previously disclosed in the Company’s filings with the SEC, under its term credit facility with Wexford Capital LP, an affiliate of Mammoth (“Wexford”), Mammoth is required to mandatorily remit to Wexford up to 50% of PREPA claim proceeds to reduce outstanding amounts under the term credit facility. As of June 30, 2024, approximately $49.3 million was outstanding under this facility. Mammoth intends to use a portion of the proceeds from the Settlement Agreement to pay off all of the outstanding amounts under its term credit facility, together with accrued and unpaid interest, and terminate the facility.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth in Item 1.01 above with respect to the term credit facility with Wexford is incorporated herein by reference, as applicable.

Item 2.06 Material Impairments.
As a result of the Settlement Agreement, the Company will record a non-cash, pre-tax charge of approximately $170.7 million in the second quarter of 2024 to reduce its accounts receivable balance from PREPA to the amount expected to be received from the Settlement Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	July 23, 2024	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary